UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2006

MSO Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	2-98395-NY	74-3134651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2333 Waukegan Road, Suite 175, Bannockburn, Illinois	60015
(Address of principal executive offices)	(Zip Code)

        Registrant’s telephone number, including area code 847-267-0801

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors and Principal Officers; Election of Directors; Appointment of Principal Officers /FONT>

        Effective as of February 23, 2006, Randolph C. Steer, Ph.D., Jeffrey L. Wiese and Craig Jefferies resigned as members of the registrant’s Board of Directors.

        Effective as of February 23, 2006, Peter Smith, John Morrissey and Rajesh Kothari were appointed unanimously by the sitting members of the registrant’s Board of Directors to become Directors of the registrant in order to fill the three (3) vacancies currently existing on the registrant’s Board of Directors.

        Mr. Smith was appointed as the designee of New England Capital Partners, L.P. to the registrant’s Board of Directors pursuant to the terms of Section 6.2(a)(1) of that certain Amended and Restated Stockholders Agreement, dated July 30, 2004, by and among the registrant and the holders of the registrant’s Series A Preferred Stock (the “Stockholders Agreement”).

        Mr. Morrissey and Mr. Kothari were appointed as the designees of the holders of the registrant’s Series A Preferred Stock to the registrant’s Board of Directors pursuant to the terms of section 6.2(a)(5) of the Stockholders Agreement.

        The registrant has not yet determined the committees, if any, to which each of Mr. Smith, Mr. Morrissey and Mr. Kothari will be appointed.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSO Holdings, Inc.
By: /s/ Albert J. Henry
Albert J. Henry
Chief Executive Officer

Dated: February 24, 2006